Exhibit 5.1

Barristers & Solicitors

October 2, 2024

PSYENCE BIOMEDICAL LTD.

1300-121 Richmond Street West

Toronto, Ontario, Canada M5H 2K1

Dear Mesdames/Messrs:

Re:Psyence Biomedical Ltd. – Shares Issuable Pursuant to First Tranche Notes

We have acted as Canadian corporate counsel to Psyence Biomedical Ltd. (the “Corporation”), a corporation incorporated under the laws of Ontario, Canada, in connection with the filing of a registration statement on Form F-1 (the “Registration Statement”), by the Corporation with the United States Securities and Exchange Commission (the “Commission”) under the U. S. Securities Act of 1933, as amended (the “Securities Act”).

The purpose of the Registration Statement is to register the offer and sale of up to 10,900,000 common shares in the capital of the Corporation (the “Shares”) consisting of:

(i)	2,900,000 Common Shares issued to two separate entities in two tranches of 1,450,000 each, on September 19, 2024 (the “Investor Shares”);
(ii)

an aggregate of up to 7,500,000 Common Shares (the “Second Tranche Note Shares”) issuable pursuant to the conversion of those certain senior secured convertible notes (the “Second Tranche Notes”) issued to a certain investor by the Corporation on May 31, 2024, June 14, 2024, and in July 2024; and

(iii)

an aggregate of up to 500,000 Common Shares (the “Warrant Shares”) issuable pursuant to the exercise of those certain Common Share purchase warrants issued to a certain investor by the Corporation on August 20, 2024 (the “Warrants”).

Examination of Documents

In giving the opinions expressed below we have examined:

(a)a Certificate of Status issued under the Business Corporations Act (Ontario) dated October 1, 2024;

4100 - 66 Wellington Street West, PO Box 35, TD Bank Tower, Toronto, Ontario, Canada. M5K 1B7	T: 416-365-1110 F: 416-365-1876
www.weirfoulds.com

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(b)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”); and
(c)	certain resolutions of the Corporation’s directors.

Assumptions and Reliances

As to certain matters of fact, we have relied on a certificate of an officer of the Corporation of even date (the “Officer's Certificate”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer’s Certificate.

For purposes of this opinion letter, we have also assumed that:

(a)	the legal capacity of all individuals;
(b)

the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;
(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;
(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

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(f)	the accuracy and completeness of all corporate records of the Corporation reviewed by us;
(g)	the facts stated in the Certificate of Status continue to be true as of the date hereof;
(h)	all securities referred to herein have been offered, issued and sold in compliance with applicable United States federal and state securities laws; and
(i)	that the facts stated in the Certificate of Status and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the share issuances contemplated hereby.

For purposes of this opinion letter, we have also assumed that: (a) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments), will not have been terminated or rescinded; and (b) all securities will be offered and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement filed in the United States; and (c) where our opinion refers to any of the Shares as being issued as “fully paid”; and non-assessable”, that all required consideration (in whatever form) will have been paid or provided . We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions. The opinions given below are given as of the date off this letter and are not prospective

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

When our opinion refers to any shares to be issued or having been issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such shares.

We are qualified to practice law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation.

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We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof.

The opinions given below are given as of the date of this letter and are not prospective.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.

the Investor Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon the issuance thereof will be validly issued, fully-paid and non-assessable common shares in the capital of the Corporation

2.

the Second Tranche Note Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon the conversion of the principal amount of, and accrued but unpaid interest owing pursuant to,  the Second Tranche Notes, in each case in accordance with the terms of the Second Tranche Notes, the Second Tranche Note Shares issuable pursuant to such conversion will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation; and

3.

the Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon the due exercise of the Warrants in accordance with their terms, including payment to the Corporation of the full exercise consideration per applicable Warrant Share, such Warrant Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

This opinion letter is rendered as of the date hereof, and is opining upon and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as such laws presently exist as of the date hereof. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should applicable laws be changed after the date hereof by legislative action, judicial decision or otherwise, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.  The opinions expressed in this letter are limited to the matters set forth herein and no other opinions should be inferred beyond the matters expressly stated.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

/s/ WEIRFOULDS LLP